Exhibit 99.1

Nurix Therapeutics Appoints Leading Industry Strategist Edward C. Saltzman to its Board of Directors

SAN FRANCISCO, September 14, 2022 — Nurix Therapeutics , Inc. (Nasdaq: NRIX), a clinical-stage biopharmaceutical company developing targeted protein modulation drugs, today announced the appointment of Edward C. Saltzman to its board of directors. Mr. Saltzman has over 30 years of drug strategic development experience in the biopharmaceutical and biotechnology industries, and currently serves as Head of Biotech Strategy at Lumanity Inc., a global pharmaceutical and biotechnology advisory firm.

“I am delighted to welcome Ed to the Nurix board of directors at this important stage in the Company’s growth as we advance multiple programs through clinical trials with significant potential to treat patients with cancer,” said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Nurix. “The entire Nurix team will benefit from Ed’s significant industry expertise and strategic development experience as our innovative science continues to bring forth promising new drug candidates.”

Mr. Saltzman commented, “Nurix is leading the way in developing novel small molecules designed to modulate protein levels in cells and is initially advancing these innovative medicines as potential therapies to address both hematologic and solid tumors. I am excited by the broad potential of Nurix’s DELigase platform and am very pleased to join the Company’s board of directors. I look forward to working with the leadership team to help achieve Nurix’s mission of bringing novel therapies to patients in need.”

Mr. Saltzman has served as Lumanity’s Head of Biotech Strategy since March of 2022. In 1993, Mr. Saltzman founded Defined Health Inc., an asset development strategy consulting firm, and led it to becoming a preeminent advisor to senior management and boards of directors of biotechnology and biopharmaceutical companies, including those developing novel drug discovery platforms. Following the sale of Defined Health to Cello Health plc in January 2017, Mr. Saltzman served as President of Cello Health’s bio-consulting business unit until mid 2017, when he was appointed as the unit’s Executive Chairman, a position he held until March 2022 when Cello Health was merged with several other businesses and renamed Lumanity. Mr. Saltzman is a frequent speaker on industry issues and has been widely recognized for his contributions to education in the life sciences sector. Mr. Saltzman holds a bachelor’s degree in Journalism from New York University.

About Nurix Therapeutics, Inc.

Nurix Therapeutics is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of small molecule and cell therapies based on the modulation of cellular protein levels as a novel treatment approach for cancer and other challenging diseases. Leveraging Nurix’s extensive expertise in E3 ligases together with its proprietary DNA-encoded libraries, Nurix has built DELigase, an integrated discovery platform to identify and advance novel drug candidates targeting E3 ligases, a broad class of enzymes that can modulate proteins within the cell. Nurix’s drug discovery approach is to either harness or inhibit the natural function of E3 ligases within the ubiquitin proteasome system to selectively decrease or increase cellular protein levels. Nurix’s wholly owned pipeline includes targeted protein degraders of Bruton’s tyrosine kinase, a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B, an E3 ligase that regulates T cell activation. Nurix is headquartered in San Francisco, California. For additional information visit http://www.nurixtx.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the expected contributions Mr. Saltzman will bring to Nurix, Nurix’s future plans and prospects, the advancement of Nurix’s pipeline of drug candidates in clinic, the extent to which Nurix’s scientific approach may bring forth new drug candidates, and the potential of Nurix’s current and prospective drug candidates and DELigase™ platform. Although Nurix believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause Nurix’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including the risks and uncertainties described under the heading “Risk Factors” in documents Nurix files from time to time with the Securities and Exchange Commission (SEC) including Nurix’s Quarterly Report on Form 10-Q filed with the SEC on July 7, 2022, and other SEC filings. These forward-looking statements speak only as of the date of this press release, and Nurix undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable law.

Contacts:

Investors:	Media:

Elizabeth Wolffe, Ph.D.	Brett Whelan

Wheelhouse Life Science Advisors	LifeSci Communications

lwolffe@wheelhouselsa.com	bwhelan@lifescicomms.com

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